UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2018, SunPower Corporation announced that it had exceeded its revenue, gross margin and Adjusted EBITDA guidance for its first quarter of 2018. The full text of the announcement is set forth in the press release included as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2018, SunPower Corporation (the “Company”) and Charles D. Boynton, Executive Vice President and Chief Financial Officer of the Company, agreed that he will transition out of the Company in the coming months. Mr. Boynton will continue to serve as Chief Financial Officer through the filing of the Company’s Quarterly Report on Form 10-Q for the first fiscal quarter of 2018 (the “Form 10-Q”), and his last day with the Company will be July 1, 2018. He has also agreed to continue as the Company’s designee as chief executive officer and chairman of the board of directors of 8point3 Energy Partners through completion of its sale.

Manavendra S. Sial will succeed Mr. Boynton as the Company’s Executive Vice President and Chief Financial Officer, effective on the date following filing of the Company’s Form 10-Q. Mr. Sial, who is 41 years old, has served as Chief Financial Officer of VECTRA, a $1 billion technology-driven diversified industry company, which was a portfolio company of certain funds managed by affiliates of Apollo Global Management, LLC, since December 2015. Prior to VECTRA, Mr. Sial was with SunEdison Inc. in various global finance and operations leadership roles from March 2010 to December 2015. Before SunEdison, he spent more than half of his career with General Electric in a variety of roles, from FP&A leader for the Energy Services unit to CFO of Power Delivery for GE’s Transmission and Distribution group. He earned his MBA from Duke University’s Fuqua School of Business and his Bachelors in Commerce from Delhi University in India. Mr. Sial also serves on the board of directors of VACUUMSCHMELZE GmbH & Co. KG, a global manufacturer of advanced magnetic materials and related materials.

There are no arrangements or understandings between Mr. Sial and any other persons pursuant to which Mr. Sial was named to this position with the Company. Mr. Sial does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Sial has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

In connection with Mr. Sial’s appointment, he will enter into an employment agreement and an indemnification agreement with the Company and will participate in the Company’s executive incentive plans, including the SunPower Corporation 2015 Omnibus Incentive Plan, Executive Performance Bonus Plan, Executive Semi-Annual Incentive Bonus Plan, and 2016 Management Career Transition Plan, each substantially in the form previously disclosed by the Company.

Item 7.01.	Regulation FD Disclosure.

On May 2, 2018, the Company issued a press release, included as Exhibit 99.1 hereto, announcing Mr. Sial’s appointment.

The information furnished in Item 7.01 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 2, 2018	By:	/s/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel